UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION
(Amendment No. 1)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[X ]  Preliminary information statement
[    ]  Confidential, for Use of the Commission Only
[    ]  Definitive information statement

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
Common Stock

(2)  Aggregate number of securities to which transaction applies:
Not Applicable

(3)  Per unit price or other underlying value of transaction computed pursuant to  Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable.

(4)  Proposed maximum aggregate value of transaction:
Not Applicable.

(5)  Total fee paid:
Not Applicable.

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:          Not Applicable .
(2)  Form, Schedule or Registration Statement No.:       Not Applicable .
(3)  Filing Party:     Not Applicable .
(4)  Date Filed:        Not Applicable .

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
2701 North Rocky Point Drive, Suite 325
Tampa, Florida 33607

INFORMATION STATEMENT
November 21, 2007

We Are Not Asking You For A Proxy And
You Are Requested Not To Send Us a Proxy

This  information statement is being provided on  behalf  of  the board of directors (the "Board") of VitalTrust Business Development Corporation (the  "Company") to record holders of shares of our common  stock ("Shareholders") as of the close of business on the  record  date November 9, 2007.  This information statement provides notice  that the  Board  has  recommended, and, in accordance with Section 2(a)(42) of the Investment Company Act of 1940, as amended (the “40 Act”), holders of more than 50% of the outstanding voting securities of the company  have  voted,  to  approve the following items:

Proposal 1: Authorization to the Board to withdraw the Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").

Proposal 2: Authorization to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), of the Company from 150,000,000 shares to 350,000,000 shares

This information statement describes, in more detail, the actions being taken and the circumstances  surrounding  the  Board's recommendation of the actions.  The action will become  effective as  of  the  filing  of the Form N-54C with  the  Securities  and Exchange Commission (the "SEC").  We expect the filing of the Form N-54C to take place on or about *, 2007, which is approximately 20 days after the mailing of this Information Statement.

The  Company  will bear the expenses relating to this information statement,  including expenses in connection with  preparing  and mailing  this  information statement and all documents  that  now accompany or may in the future supplement it.

Only  one  information statement is being delivered  to  multiple shareholders sharing an address, unless the Company has  received contrary instructions from one or more of the shareholders.   The Company  will undertake to deliver promptly upon written or  oral request  a  separate  copy  of  the information  statement  to  a shareholder  at a shared address to which a single  copy  of  the information statement was delivered.  You may make a  written  or oral  request by sending a written notification to the  Company's principal  executive  offices  stating  your  name,  your  shared address  and the address to which the Company should  direct  the additional  copy of the information statement or by  calling  the Company's  principal executive offices.  If multiple shareholders sharing  an  address have received one copy of  this  information statement  and  would prefer the Company mail each shareholder  a separate copy of future mailings, you may send notification to or call the Company's principal executive offices.  Additionally, if current  shareholders  with  a shared address  received  multiple copies of this information statement and would prefer us to  mail one  copy  of  future  mailings to  shareholders  at  the  shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The   information  statement  is  being  provided  to   you   for informational  purposes  only.  Your  vote  is  not  required  to approve  these  actions.   This information  statement  does  not relate  to  an annual meeting or special meeting in  lieu  of  an annual meeting.  You are not being asked to send a proxy and  you are  requested not to send one.  The approximate mailing date of this information statement is *, 2007.

We appreciate your continued interest in VitalTrust Business Development Corporation

Very truly yours,

/s/ John Stanton
Chairman of the Board of Directors
Chief Executive Officer

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 120,000,000 shares of Common Stock, of which 72,621,306 and 56,457 shares common stock and Series A Preferred Stock, respectively, were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following shareholders voted in favor of the Proposals:

Common Stock
Name	Number of Shares
John Stanton	32,345,047
Mark Clancy	5,000,000
TOTAL	37,345,047

Preferred Stock
Name	Number of Shares
John Stanton	56,457
TOTAL	56,457

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2007.

PROPOSAL 1: AUTHORIZATION TO THE BOARD  TO  WITHDRAW  THE COMPANY'S  ELECTION TO BE TREATED AS A BUSINESS  DEVELOPMENT COMPANY  ("BDC") UNDER THE INVESTMENT COMPANY ACT  OF  1940, AS AMENDED

On November 9, 2007, the Board of the took action by unanimous written consent whereby it determined that it was in  the  best interest  of  the  Company and its shareholders to  withdraw  its election  to  be  regulated  as  a business  development  company ("BDC") under the Investment Company Act of 1940, as amended (the "1940  Act").  In accordance with Section 2(a)(42) of the 1940 Act, the holders of a majority of the voting  power  of the  Company's outstanding common stock have voted to approve the recommendation of the Board.  In accordance with Section 18(i) of the 1940 Act, each share of the Company’s common stock is entitled to one vote per share. This information statement is being provided  to  shareholders to inform them  of  the  circumstances surrounding and the reasons for the actions being taken.

During September 2004, the Company's former management team filed an election to become subject to the 1940 Act, such that it could commence conducting business as  a  business development company ("BDC").  Based on writings produced by the former management team, the Company elected BDC  status  intending  to provide debt  and  equity  capital  to companies  that it believed presented opportunities for  superior performance through liquidity events, recapitalizations, internal growth,  product,  or  geographic expansion,  the  completion  of complementary  add-on  acquisitions, or industry  consolidations. The   Company  generally  expected  to  invest  in  emerging  and development-stage micro-cap companies that intended to be  listed on  U.S.  equity markets, including the OTC Bulletin  Board,  but which  otherwise  lacked  the  necessary  capital  and  depth  of management  to expand their businesses.

Commensurate with  those goals,  on September 3, 2004, the Company determined to begin an offering of  shares  of  common  stock as a BDC  in  accordance  with  the exemption from registration requirements of the Securities Act of 1933 (the "1933 Act") as provided by Regulation E.

Between February and October, 2005 the Company received a series of comment letters from the SEC requesting additional information about the company’s election to become a BDC, the Form 1-E and provided comments on the Company’s other SEC reports.  As a result, the Company understood  that  it may  have  been out of compliance with certain of the  rules  and regulations governing the business and affairs, financial status, and financial reporting items required of BDCs.

During January - March, 2007, the Company nominated a new slate of Directors and Officers.  The former Board of Directors and Executive Officers that were engaged during the period from February through October 2005 resigned during June of 2006.

In  response  to  the SEC’s comment letters,  the  Company conducted  a  review  of its compliance with  the  1940  Act  and determined  that the Company had a general inability to conform to the requirements of the 1940 Act and the Company was not in compliance with several  important provisions  of  that  Act.  Specifically, the Company determined that it failed to have a surety bond in place, as required by Rule 17g-1 of the 40 Act, and the Company did not have an independent Board of Directors, as required under Section 56(a) of the 1940 Act.  Furthermore, the acquisition of the portfolio of securities from John Stanton, our chief executive officer, and the subsequent issuance of the Company’s series A preferred stock to Mr. Stanton may be deemed a violation of Section 57(a) of the 1940. As such, non-reliance on the actions authorized by the Board of Directors for the period between January 1, 2005 and January 1, 2007 could be made. The Company's new Board  of  Directors reviewed the facts surrounding these compliance failures and   their  implications  for  the  Company.   Ultimately,   the Directors caused the Company to take immediate  and  substantial steps  to  remediate  the compliance failures,  and  the  Company informed the SEC Staff of these steps.  However, there can be  no assurance  that such steps will fully cure all of  the  1940  Act compliance deficiencies to which the Company became subject,  nor how  any  failure  to  cure those deficiencies  will  impact  the Company  in  the  future.   Moreover, the  Company's  significant compliance  and  remediation costs, in terms  of  both  time  and dollars,  have  operated  as  an  encumbrance  on  the  Company's resources.  In the absence of a chief compliance officer, there can be no assurance the we have rectified and/or resolved any deficiencies which we may have discovered in our compliance with the 1940 Act.

Accordingly,  after  careful  consideration  of  the   1940   Act requirements  applicable to BDCs, an evaluation of the  Company's ability  to  operate as a going concern in an investment  company regulatory environment, the cost of 1940 Act compliance needs and a  thorough assessment of potential alternative business  models, the Board has determined that continuation as a BDC is not in the best  interest of the Company and its shareholders.    A   majority  of  the  voting  power  of  the  Company's outstanding common stock, which is held by John Stanton and Mark Clancy,  has  voted  to   approve   the recommendation of the Board, that the Company file a  Form  N-54C and withdraw its election to be registered as a BDC.

Subsequent  to the filing of the Form N-54C, which shall occur approximate 20 days after the mailing of this Information Statement, the Company  intends to  pursue  a  business model whereby it would  continue its new role as the active operating managers, executive officer and Board Members for a series of small public and private corporations (the “New Business Model”).  The Company intends to implement  the New Business Model by migrating all of the minority owned and operated companies which John Stanton, our Chief Exeuctive Officer, has acquired over the last 19 years under one corporate umbrella.   Portfolio companies for which the Company owns between 20-50% will be accounted for on the equity method and those portfolio companies owned less than 20% will be accounted for using the cost method.  Since the Company does not own more than 50% of any of these portfolio companies, the Company does not believe it will need to provide consolidated financial statements.  The Company does not anticipate there to be a material change to the Company’s financial statements as a result of the implementation of the New Business Model.

Under  the  New  Business Model, the Company will  at  all  times conduct  its activities in such a way that it will not be  deemed an "investment company" subject to regulation under the 1940 Act. Thus,  it will not hold itself out as being engaged in the  business of investing, reinvesting or trading in securities. In  addition,  the Company will conduct its business  in  such  a manner  as  to ensure that it will at no time own or  propose  to acquire investment securities having a value exceeding 40 percent of the Company's total assets at any one time.  The Company will also conduct its business in such a manner to ensure that it will at no time manage companies in such a manner so it would be considered a business development corporation or be subject to the 1940 Act.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC

When  the Company ceases to be a BDC, the shareholders will  lose certain protections, including the following:

* The Company  will no longer be subject to  the  requirement that  it maintain a ratio of assets to senior securities of at least 200%;

* The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company's shareholders arising from willful malfeasance, bad  faith, gross negligence, or reckless disregard  of  the duties involved in the conduct of that person's office;

* The Company will  no  longer be  required  to provide and maintain  a  bond  issued by a reputable fidelity  insurance company to protect it against larceny and embezzlement;

* The Company  will  no longer be required to  ensure that a majority of  the  directors  are  persons  who are not "interested persons," as that term is defined in Section  2(a)(19) of the 1940 Act, and certain persons that would be prevented from  serving on the Company's board if it were a BDC  (such as  investment  bankers)  will  be able  to serve on the Company's board;

* The Company will no longer be subject to provisions  of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company's ability  to  issue warrants and options;

* The Company will  be able to change the nature of its business and fundamental investment policies without  having to obtain the approval of its shareholders;

* The  Company will no longer be subject to provisions  of the 1940 Act prohibiting the issuance of securities at below net asset value;

* The Company will no longer be able to use the net value analysis on the Company’s balance sheet nor may such net value analysis be used as a metric to value the Company.

* The  Company  will  no  longer  be  subject  to  the  other provisions and protections set forth in Sections 55  through 64 of the 1940 Act and the rules and regulations promulgated thereunder.

However, the Board will still be subject to customary principles of   fiduciary  duty  with  respect  to  the  Company   and   its shareholders.

In  addition, withdrawal of the Company's election to be  treated as a BDC will not affect the Company's registration under Section 12(g)  of  the  Securities Exchange Act of  1934  (the  "Exchange Act").   Under the Exchange Act, the Company is required to  file periodic  reports  on  Form  10-K, Form  10-Q,  Form  8-K,  proxy statements and other reports required under the Exchange Act.

EFFECT ON THE FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will  result  in  a  change  in its method  of  accounting.   BDC financial  statement presentation and accounting  uses the  value method  of accounting used by investment companies, which  allows BDCs  to  recognize income and value their investments at  market value  as  opposed to historical cost.  Operating  companies  use either  the  fair-value or historical-cost methods of  accounting for   financial   statement  presentation  and   accounting   for securities  held, depending on how the investment  is  classified and  how  long  the  company  intends  to  hold  the  investment. Changing  the  Company's method of accounting  could  reduce  the market  value  of its investments in privately held companies  by eliminating the Company's ability to report an increase in  value of  its  holdings as they occur.  The Company believes  that,  in light  of its limited assets, the effect of the change in  method of accounting should not be material.

The Company does not believe that withdrawing its election to  be regulated as a BDC will have any impact on its federal income tax status,  because  the Company never elected to be  treated  as  a regulated  investment company under Subchapter M of the  Internal Revenue  Code.  Instead, the Company has always been  subject  to corporate level federal income tax on its income (without  regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Internal Revenue Code.

PROPOSAL 2: TO AMEND THE ARTICLES OF INCORPORATION TO
INCREASE OF AUTHORIZED SHARES

On November 9, 2007, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock from 80,000,000 to 250,000,000.  The Company currently has authorized capital stock of 160,000,000, of which 80,000,000 shares of Common Stock and 80,000,000 shares of Preferred Stock are authorized and approximately 103,244,533 and 72,621,306 shares of Common Stock and Preferred Stock are outstanding as of November 9 2007.  The Company’s Board of Directors (the “Board”) believes that the increase in authorized shares of common stock would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of November 9, 2007 a total of 72,621,306  shares of the Company's currently authorized 80,000,000 shares of Common Stock are issued and outstanding.  The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders.  Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences.  Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year ended December 31, 2006:

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ to that of the common shareholders), none of the Company's officers,  directors, or any of their respective  affiliates  has any  interest in the withdrawal of the Company's election  to  be regulated as a BDC.

DESCRIPTION OF SECURITIES
Common Stock

The Certificate of Incorporation of the Company, as amended, authorizes the issuance of up to 80,000,000 shares of the Company's $.001 par value common stock.  As of the date of this Information Statement, there were 72,621,306 shares outstanding.

Each share of common stock is entitled to one vote on any matter to voted upon by holders of our common stock.  There are no cumulative rights with respect to Directors.  Upon liquidation, each share of common stock is entitled to share equally in any assets remaining after payment of liabilities inclusive of preferred share liabilities.  The common stock is not subject To any redemption provisions or preemptive rights.  Alls hares of common stock will, when issued, be fully paid and non-assessable.  The Company may not issue any shares of common stock having a priority as to dividends or distributions upon liquidation except upon Amendment of the Company's Articles of Incorporation, which shall require the approval of the holders of a majority o f the common stock.

Preferred Stock

The Company's Articles of Incorporation, as amended, authorize the issuance of up to 30,000,000 shares of preferred stock divided in increments of 10,000,000 shares as a Series A, B and C.  As of the date of this Information Statement, there were 56,457, 0, and 0 shares outstanding of Series A, B and C preferred stock, respectively.

On May 17, 2007, the Company filed a certificate of designations for the Series A preferred stock with the Secretary of State of Nevada.  The Series A preferred stock has a stated value of $1,000 and pays a 7% cumulative dividend semi-annually with the first dividend payment date to be December 31, 2007.  Except as otherwise required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to one vote for each share of Series A preferred stock held.  The holders of the Series A Preferred Stock, voting as a class, shall be required to vote for, among other things, any change to the Corporation’s subclassification as a business development corporation or its subclassification from a diversified to a non-diversified company.  At any time prior to the fifth anniversary of the issuance of Series A Preferred Stock, the Corporation may redeem the Series A preferred stock from the holder at the stated value.

John Stanton and affiliate was issued 48,650 shares of the new Series A preferred stock in exchange for the portfolio securities acquired on March 5, 2007.  The finalized terms of the preferred stock adjusts the “floor prices” of the acquired portfolio companies to an aggregate “floor price of $48.7 million, a reduction of $13.0 million from the amount of $61.7 million, as reported as of March 31, 2007, in the Company’s balance sheet.   The value of the portfolio on that date was $69,500,000.  The "floor prices" and value of the preferred stock was set to equal 70% of the May 4, 2007 closing market prices.John Stanton and affiliate were also issued 7,807 shares of the Series A preferred stock in exchange for the securities of US Energy Initiatives Corporation and Online Sales Strategies, Inc. acquired on June 29, 2007.  The floor price of these securities was set at $7,807,000, equal to 70% of the market price of the stocks acquired.

Options

As of the date hereof, the Company has no options outstanding.

Warrants

As of the date here, the Company has no warrants outstanding.

Other Securities

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the ownership of the Company’s common stock as of November 9, 2007 by: (i) each director and nominee for director, (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address	Beneficial Ownership
	Number of Shares (2)	Percent of Total (2)	Title of Class
John Stanton 2701 N. Rocky Point, Ste 325 Tampa, FL 33607	32,345,047	50.35%	Common
Chuck Broes 7029 Pelican Island Dr. Tampa, FL 33634	10,964,096	17.06%	Common
Mark Clancy Director Chief Operating Officer 2701 N. Rocky Point, Ste 325 Tampa, FL 33607	5,000,000	7.78%	Common

All Officers and Directors as a groups (2 persons)	16,089,096	25.04%	Common

(1)           "Beneficial Ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer.  The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days.  Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)           Based on 72,621,306 shares of Common Stock outstanding as of November 9, 2007.

Name and Address	Beneficial Ownership
	Number of Shares (1)	Percent of Total (2)	Title of Class
John Stanton 2701 N. Rocky Point, Ste 325 Tampa, FL 33607	56,457	100%	Series A Preferred
All Officers and Directors as a groups (21persons)	56,457	100%	Series A Preferred

(1)           "Beneficial Ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer.  The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days.  Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)           Based on 56,457 shares of Series A Preferred Stock outstanding as of November 9, 2007.

SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders, and, therefore, the anticipated date of  a  meeting of  shareholders  cannot be provided.  Any  shareholder  proposal that properly may be included in proxy solicitation materials for a  meeting  of  shareholders must be received by  the  Company  a reasonable  time prior to the date voting instructions  or  proxy materials are mailed to shareholders.

DISSENTERS' RIGHT OF APPRAISAL

Under Nevada law and our certificate of incorporation and bylaws, no  shareholder  has  any  right  to  dissent  to  the  Company's withdrawal of election to be registered as a BDC under  the  1940 Act,  and  no shareholder is entitled to appraisal of or  payment for their shares of the Company's stock.

MORE INFORMATION

The  Company will furnish, without charge, a copy of  the  annual report  and  the  most recent semi-annual report  succeeding  the annual report to a shareholder, upon request to Mark Clancy, 2701 North Rocky Point Drive, Suite 325, Tampa, Florida 33607  or  by  calling 813-341-4602, by first class mail, within three business days of receipt of the request.

INQUIRIES

Shareholders may make inquiries by contacting Mark Clancy at 813-341-4602.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

The undersigned, Chief Executive Officer of VitalTrust Business Development Corporation (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is:

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

SECOND:  The articles of incorporation of the Corporation is hereby amended by replacing Article Third, in its entirety, with the following:

THIRD: The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.001.  The second class of stock shall be Preferred Stock, par value $0.001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	250,000,000
Preferred	$0.001	30,000,000
Totals:		380,000,000”

THIRD:                       The amendment of the articles of incorporation herein certified has been duly adopted by unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Section 78.315 and 78.320 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by John Stanton, Chief Executive Officer, this ___ day of ________, 2007.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

By:	/s/ John Stanton
John Stanton
Chief Executive Officer